Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Thursday March 5, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces that after reviewing Westsphere’s business operations at a meeting of the shareholders on December 6, 2008 the Board of Directors has approved the consolidation of its ATM processing and business operations with the assignment of ATM related processing agreements from Westsphere’s wholly owned subsidiary Vencash Capital Corporation to Westsphere Systems and a net book value consolidation and transfer of the ATM related capital assets of Vencash Capital Corporation to Westsphere Systems Inc. under a purchase and sale agreement to be offset against receivables and payables to Westsphere’s wholly owned subsidiary Westsphere Systems Inc.

WSI was incorporated in January 2002 to provide Westsphere and/or its joint venture relationships particularly its Card Management System held by its wholly owned subsidiary, E-Debit, in-house proprietary software and hardware development space and business support for system growth, enhancement, integration and/or expansion related to its business within the non-conventional banking business.

On March 15, 2007 WSI received approval by the Canadian Interac Association to participate as an acquirer in the Associations Shared Cash Dispensing Service (SCD Service) and as an Acquirer in the Associations Interac Direct Payment Service (IDP Service).  The approval placed WSI as an Interac Indirect Connector and allowed for its development as a financial processing Switch.

The Development of WSI “switch” will provide connectivity between the Canadian Banking System, ATM and POS devises and E-Debit’s card management system.   The WSI switch is currently the point of entry for ATM and POS (debit and credit) transactions for users within white label market and with WSI’s  partnership selection of BASE24® operated in an ACI “On Demand™” hosted services environment the Switch also enables major banking institutions the ability to process their customer’s transactions directly in a best of class processing environment.

“This is the second stage of our restructuring in order to meet the new economic reality we are experiencing.  Financial, administrative and operational consolidation of our business operations is required to maximize our opportunities.   More is to come.” said Doug Mac Donald, President and CEO of Westsphere Asset Corporation.

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a significant presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 592,701

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    : Voting Preferred- 1,416,143

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      2140 Pegasus Way N.E.

     Calgary, Alberta, Canada

     T2E 8M5